Exhibit 10.1.10

PACIFIC CAPITAL BANCORP

1984 AMENDED AND RESTATED STOCK OPTION PLAN

INDEX

ARTICLE NO.	DESCRIPTION	COMMENCING ON PAGE
1.	PURPOSE	2

2.	ADMINISTRATION	2

3.	PARTICIPANTS	3

4.	THE SHARES	3

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS	4

6.	ADJUSTMENT OF AND CHANGES IN THE SHARES	6

7.	LISTING OR QUALIFICATION OF SHARES	8

8.	BINDING EFFECT OF CONDITIONS	8

9.	AMENDMENT AND TERMINATION OF THE PLAN	8

10.	EFFECTIVENESS OF THE PLAN	8

11.	PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE	8

12.	INDEMNIFICATION	9

13.	INFORMATION TO OPTIONEES	9

PACIFIC CAPITAL BANCORP

1984 AMENDED AND RESTATED STOCK OPTION PLAN

1. PURPOSE

The purpose of this Amended and Restated Stock Option P1an (the “Plan”) of Pacific Capital Bancorp (“Pacific Capital”) and its Affiliates (hereinafter collectively referred to as the “Company”) is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of Pacific Capital by those directors, 1/officers and employees of the Company who will share responsibility for the future growth and success of the Company.

The word “Affiliate”, as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Company, if at the time of the granting of the option, each such bank or corporation other than the last in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2. ADMINISTRATION

The following provisions shall govern the administration of the Plan:

(a) The Plan shall be administered by a committee of the Board of Directors duly appointed by the Board (the “Committee”) composed of two (2) or more directors, each of whom is a “disinterested person” within the meaning of Rule l6b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) , or successor rule or regulation, i.e. each Committee member has not, during the one year prior to service as a Committee member, received the grant of an option under the Plan or any other plan of the Company, except that participation in a formula plan meeting the conditions of Rule 16b-3 under the 1934 Act shall not disqualify a director from being a “disinterested person.”

1/	For purposes of this Plan, any and all references to “director” or “directors” relate only to the following directors of the Company who, on March 27, 1984, were granted a one-time stock option under this Plan: Charles E. Bancroft, Howard S. Bucquet, Andrew Church, June C. Duran-Stock, Lewis L. Fenton, Gerald T. Fry, James L. Gattis, Stanley R. Haynes, D. Vernon Horton, William J. Keller, Clayton C. Larson, William S. McAffee, William H. Pope, Harold F. Saunders, Robert B. Sheppard, Jean. L. Thomas; and Clyn Smith, Jr. who was granted a one-time stock option under this Plan on February 26, 1985; and Thomas M. Merrill who was granted a one-time stock option under this Plan on August 26, 1986; Gene DiCicco, Hubert W. Hudson, Dean H. Johnson, Robert L. Nyberg and William K. Sambrailo, who were granted one-time stock options under this Plan on November 7, 1990.

The above-referenced directors were declared ineligible to receive further grants of options under the Plan and, accordingly, no further options were granted or will be granted to the above-referenced directors or any other non-employee directors of the Company pursuant to the terms of this Plan.

The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(b) The Company shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend or rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to: (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be “employees” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be “incentive stock options,” as defined in the Code, or “nonstatutory stock options”; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; (vi) determine the fair market value of shares of Pacific Capital Common Stock used by an optionee to exercise options pursuant to Section 5(b) hereof; and (vii) make all other determinations deemed necessary or advisable for administering the Plan. The determination of the foregoing matters by the Committee shall be conclusive.

3. PARTICIPANTS

Participants in the Plan shall be those directors, officers and employees of the Company to whom options may be granted from time to time.

4. THE SHARES

The shares of no par value common stock of Pacific Capital (the “Common Stock”) reserved for issuance under the Plan (the “Shares”) shall consist of 437,844 Shares of Pacific Capital Common Stock or the number and kind of Shares of Common Stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of Pacific Capital not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

Options may be granted at any time prior to the termination of the Plan to directors, officers and other employees of the Company who, in the judgment of the Committee, contribute to the successful conduct of the operation of the Company through their judgment, interest, ability and special efforts; provided, however, that: (i) the aggregate initial fair market value of the stock (determined as of the date the option is granted) that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan after 1986 that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Company, and of its Affiliates and any predecessor of any such corporation) shall not exceed $100,000; (ii) except in the case of termination by death or disability or cause, as set forth in Section 5(c) below, the granted option must be exercised by the optionee no later than three (3) months after any termination of office or employment with the Company and said office or employment must have been continuous since the granting of the option. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Option Price. The purchase price (the “Option Price”) under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the Option Price of any incentive or nonstatutory stock option granted to such optionee shall be not less than one hundred ten percent (110%) of such fair market value at the time such option is granted.

(b) Duration and Exercise of Options. Each option shall vest in such manner and at such time at the rate of at least 20% per year up to but not exceeding five (5) years from the date the option is granted as the Committee shall determine in its sole discretion; provided, however, that no option or portion thereof shall vest until at least six (6) months following the date of grant; provided also, however, that the Committee may accelerate the time of exercise of any option in accordance with Section 6 hereof. Each option may be exercised for a period of one hundred twenty (120) months from the date of grant, subject to the vesting provisions set forth herein. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

With respect to incentive stock options granted to a participant under the Plan in any calendar year, the Company may grant a participant incentive stock options to purchase Shares having more than $l00,000 in initial aggregate fair market value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this paragraph applicable to each year in which such options first become exercisable. The optionee may exercise, during a calendar year, an incentive stock option granted after 1986 only to the extent that the aggregate initial fair market value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options granted after 1986 that are first exercisable by the optionee during the calendar year does not exceed $100,000 (taking into account all incentive stock options granted under any stock option plan of the Company or any Affiliate of the Company, or any predecessor of any such corporation). If permitted under regulations promulgated by the Treasury Department or by a ruling of the Internal Revenue Service, the optionee may choose among the options granted under the Plan that are otherwise first exercisable by the optionee in a calendar year those options the optionee wishes to exercise subject to the $100,000 limitation. If such a choice is not permitted (as determined by the Committee, in its sole discretion), the optionee may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial fair market value of the shares that the optionee may acquire under incentive stock options that were granted after 1986 prior to the first mentioned option and which first became exercisable in such year (without regard to the $100,000 limitation) does not exceed $100,000. If an optionee does not exercise an incentive stock option (or portion thereof) that is first exercisable in a calendar year under the $100,000 limitation, the optionee may exercise that option (or portion hereof) in subsequent years without regard to the $100,000 limitation.

To the extent the right to purchase Shares has vested under an optionee’s stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased by either (i) cash, certified check, official bank check or the equivalent thereof acceptable to Pacific Capital; or (ii) shares of Pacific Capital Common Stock with a fair market value as of the date of exercise equal to the Option Price; or (iii) shares of Pacific Capital Common Stock with a fair market value as of the date of exercise less than the full amount of the Option Price plus cash, certified check, official bank check or the equivalent thereof acceptable to Pacific Capital equal to the remaining amount of the Option Price; together with written notice to the Secretary of Pacific Capital identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. Pacific Capital shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of Pacific Capital, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by Pacific Capital for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the nonstatutory stock options. If the Option Price is satisfied in whole or in part by delivery of Pacific Capital Common Stock, separate stock certificates shall be issued, one or more for the number of Shares of stock received equal to the number of shares of Pacific Capital Common Stock delivered and one or more for the remainder of the Shares received upon exercise.

(c) Termination of Employment of Officer or Director Status. Upon the termination of an optionee’s status as an employee, officer or director of the Company, his or her rights to exercise any option held at termination shall be only as follows:

DEATH OR DISABILITY: If an optionee’s employment or status as an officer or director is terminated by death or disability, such optionee or such optionee’s qualified representative (in the event of the optionee’s mental disability) or the optionee’s estate (in the event of optionee’s death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee’s death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

An optionee’s “estate” shall mean the optionee’s legal representative or any person who acquires the right to exercise an option by reason of the optionee’s death.

CAUSE: If an employee, officer or director is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Company, induces any client or customer of the

Company to breach any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Company, or if any optionee is removed from any office of the Company by any regulatory agency, the optionee shall be entitled to exercise, for a period of 30 days after termination of employment or officer or director status, any previously granted option, whether or not after termination of employment or officer or director status, the optionee may receive payment from the Company for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. For the purposes of this paragraph, termination of employment or officer or director status shall be deemed to occur at the time the Company dispatches notice or advice of termination to the optionee and not upon the optionee’s receipt of such notice or advice.

OTHER REASONS: If an optionee’s employment or status as an officer or director is terminated for any reason other than those mentioned above under “Death or Disability” and “Cause”, the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee’s employment or status as an officer or director, provided the date of exercise is in no event after the expiration of the term of the option.

(d) Transferability of Options. Each option shall be transferable only by Will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined, by the Internal Revenue Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee’s lifetime only by the optionee.

(e) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer or director of the Company, nor limit in any way the right of the Company to terminate an optionee’s employment or status as an officer or director at any time.

(f) Use of Proceeds from Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of Pacific Capital.

(g) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

(h) Withholding. The Company shall have the right upon the exercise of an option to deduct any sums required to be withheld under federal, state or local tax laws or regulations. The Company may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sums required to be withheld under applicable laws or regulations. The Company has no duty to advise any optionee of the existence of any tax or any amounts which may be withheld.

6. ADJUSTMENT OF AND CHANGES IN THE SHARES

In the event the shares of Pacific Capital, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Pacific Capital or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of shares of Common Stock of Pacific Capital shall be increased through the payment of a stock dividend or through a stock split, there shall be substituted for or added to each share of Common Stock of Pacific Capital theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of Pacific Capital shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee’s proportionate interest in Pacific Capital by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

In the event of a dissolution or liquidation of Pacific Capital, every option granted hereunder shall terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation in which Pacific Capital is not the surviving or resulting corporation, (other than a merger or consolidation solely for the purpose of charter migration), every option outstanding hereunder shall be assumed on its terms and conditions, both as to the number of Shares and otherwise, by the surviving or resulting corporation or a parent or subsidiary of the surviving or resulting corporation; provided, however, that if the surviving or resulting corporation does not provide for such assumption or substitution of equivalent options, the optionee shall have the right immediately prior to such merger or consolidation in which Pacific Capital is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the optionee’ s option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of Sections 5(b) and 5(e) hereof, for a period of thirty (30) days from the date of such notice, after which period the option or options shall terminate. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by Pacific Capital to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

To the extent the foregoing adjustments relate to stock or securities of Pacific Capital, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events:

(1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7. LISTING OR QUALIFICATION OF SHARES

All options granted under the Plan are subject to the requirement that if at any time Pacific Capital shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to Pacific Capital.

8. BINDING EFFECT OF CONDITIONS

The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use best efforts to cause the officers of the Company to refuse to record on the books of Pacific Capital any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9. AMENDMENT AND TERMINATION OF THE PLAN

The Committee shall have complete power and authority to terminate or amend the Plan; provided, however, that the Committee shall not, without the approval of the shareholders of Pacific Capital: (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to the class of employees, officers or directors eligible to receive options under the Plan. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of the optionee, adversely affect the rights of the optionee under any previously granted option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, the Plan shall terminate on March 27, 1994.

10. EFFECTIVENESS OF THE PLAN

The Plan shall become effective only upon approval by the Board of Directors. The grant of any options pursuant to the Plan shall be conditioned upon the Registration of the Shares with the Securities and Exchange Commission and Qualification of the offer and sale of the Shares pursuant to the Plan with the Commissioner of Corporations of the State of California, unless in the opinion of counsel to Pacific Capital such Registration or Qualification is not necessary.

11. PRIVILEGES OF STOCK OWNERSRIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE

No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of Pacific Capital may be listed shall have been satisfied. Pacific Capital shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give Pacific Capital notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12. INDEMNIFICATION

Pacific Capital shall indemnify its “agents”, as defined in Section 317 of the California Corporations Code, to the full extent permitted by Section 317, as amended from time to time, or as permitted by any successor statute to Section 317, and by the Pacific Capital Articles of Incorporation.

13. INFORMATION TO OPTIONEES

Pacific Capital shall provide to each optionee during the period for which he or she has one or more options outstanding, copies of all annual reports and other information which are provided to all shareholders of Pacific Capital. Pacific Capital shall not be required to provide such information to directors or key employees whose duties in connection with the Company assure their access to equivalent information.

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